Exhibit 20.1
Page 1 of 3

Navistar Financial 1993-A Owner Trust
For the Month of October 1995
Distribution Date of November 15, 1995

Original Pool Amount                  $335,002,547.77

Beginning Pool Balance                 $89,969,447.02
Beginning Pool Factor                       0.2685635

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $6,980,188.15
  Interest Collected                      $706,963.92

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $115,481.61
Total Additional Deposits                 $115,481.61

Repos/Chargeoffs                          $101,136.84
Aggregate Number of Notes Charged Off              20

Total Available Funds                   $7,470,619.15

Ending Pool Balance                    $83,220,136.56
Ending Pool Factor                          0.2484164

Servicing Fee                              $74,974.54

Repayment of Servicer Advances            $332,014.53

Reserve Account:
  Beginning Balance                     $6,778,995.97
  Target Percentage                              7.50%
  Target Balance                        $6,241,510.24
  Minimum Balance                       $6,700,050.96
  (Release)/Deposit                       $(78,945.01)
  Ending Balance                        $6,700,050.96

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             634,395.08      513
    31-60 days                              49,534.74       49
    60+ days                                11,997.97       10

    Total                                  695,927.79      519

  Balances:
    60+ days                               115,035.26       10

Memo Item - Reserve Account

  Prior Month                           $6,747,708.53
  Invest. Income                            31,287.44
    Beginning Balance                   $6,778,995.97

Exhibit 20.1
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Month of October 1995

                                                              NOTES
                                                     CLASS A-1
                                   TOTAL        (MONEY MARKET)  CLASS A-2      CERTIFICATES
Original
 Pool Amount Dist.:             $335,002,547.77$127,300,000.00$195,976,000.00 $11,726,547.77
 Distribution Percentages                              100.00%         95.50%          4.50%
 Turbo Percentages                                     100.00%          0.00%          0.00%
 Coupon                                                 3.475%         4.475%         4.800%

Beginning Pool Balance           $89,969,447.02
Ending Pool Balance              $83,220,136.56

Collected Principal               $6,648,173.62
Collected Interest                  $706,963.92
Liquidation Proceeds/Recoveries     $115,481.61
Charge-Offs                         $101,136.84
Servicing                            $74,974.54

  Total Collections Available
    for Debt Service              $7,395,644.61

Beginning Balance                $78,719,109.28          $0.00 $72,796,816.24  $5,922,293.04

Interest Due                        $295,160.63          $0.00    $271,471.46     $23,689.17
Interest Paid                       $295,160.63          $0.00    $271,471.46     $23,689.17
Principal Due                     $6,749,310.46          $0.00  $6,445,591.49    $303,718.97
Principal Paid                    $6,749,310.46          $0.00  $6,445,591.49    $303,718.97
Turbo Principal                           $0.00          $0.00          $0.00          $0.00

Ending Balance                   $71,969,798.82          $0.00 $66,351,224.75  $5,618,574.07
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                           0.3385681142   0.4791328341

Total Distributions               $7,044,471.09          $0.00  $6,717,062.95    $327,408.14

Interest Shortfall                        $0.00          $0.00          $0.00          $0.00
Principal Shortfall                       $0.00          $0.00          $0.00          $0.00
 Total Shortfall (required from Reserve)  $0.00          $0.00          $0.00          $0.00

Excess Servicing                    $351,173.52

Beginning Reserve Account Balance $6,778,995.97
(Release)/Draw                      $(78,945.01)
Ending Reserve Account Balance    $6,700,050.96

Memo Item - Advances:
 Servicer Advances - Current Month  $(331,014.53)
 Total Outstanding Servicer Advances$2,428,282.63

Exhibit 20.1
Page 3 of 3

Navistar Financial 1993-A Owner Trust
For the Month of October 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                 5              4               3             2              1
                              Jun 1995       Jul 1995        Aug 1995      Sep 1995       Oct 1995
Beg. Pool Balance        $118,134,927.19$110,086,049.11$103,136,026.25 $96,494,626.09 $89,969,447.02


A) Loss Trigger:
Principal of Contracts
  Charged off                 $49,805.68      $5,448.60    $110,306.34     $99,077.68    $101,136.84
Recoveries                    $80,034.02     $92,283.81    $100,440.75     $17,266.80    $115,481.61

Total Charged off
  (Months 5,4,3)             $165,560.62
Total Recoveries
  (Months 3,2,1)              233,189.16
Net Loss/(Recoveries)
  for 3 Mos.                 $(67,628.54)(a)

Total Balance
  (Months 5,4,3)         $331,357,002.55 (b)

Loss Ratio [(a/b)(12)]         (0.2449)%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                               $218,174.90    $160,788.48    $115,035.26
  As % of Beginning
    Pool Balance                                              0.21154%       0.16663%       0.12786%
  Three Month Average                                         0.20754%       0.19914%       0.16868%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer